UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 20, 2007

PAIVIS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	00030074	86-0871787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#400 - 3475 Lenox Road, Atlanta Georgia 30326
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404-601-2885)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 27, 2007 the Registrant filed on Form 8-K reporting that on December 20, 2007 Paivis, Corp a, Nevada corporation (“Paivis”) entered into an Agreement and Plan of Merger (the “Initial Merger Agreement”) with TCHH Acquisition Corp, Inc., a Nevada corporation and wholly-owned subsidiary of Trustcash Holdings, Inc. (“TCHH Acquisition”), and Trustcash Holdings, Inc., a Delaware corporation (“Trustcash”).

This Form 8-K/A reports that on February 5, 2008, Paivis, TCHH Acquisition and Trustcash amended the Initial Merger Agreement referred to above and entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that upon the terms and subject to the conditions set forth in the Merger Agreement, TCHH Acqusition will merge with and into Paivis, with Paivis being the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

At the Effective Time (as defined below) of the Merger, pursuant to the terms of Paivis’ certificate of incorporation and the Merger Agreement, 100% of Paivis’ issued and outstanding common stock immediately prior to the Effective Time shall be exchanged for cash and stock as per the following:

Each issued and outstanding common share of Paivis shall be converted into the right to receive $0.10 payable to the holder thereof in cash without interest, plus one share of common stock of Trustcash.

The parties to the Merger Agreement have agreed to use their best efforts to consummate the transactions by March 31, 2008, or as soon thereafter as practicable (the "effective time").

The Merger Agreement contains certain conditions precedent to consummation of the Merger and other customary provisions, including but not limited to the audits of Paivis and its acquisitions being completed, financing being secured by Trustcash, respective shareholder approvals, obtaining consents, providing certified lists of shareholders and delivery of certain due diligence and other corporate documents.

A copy of the Merger Agreement is filed as Exhibit 10 to this current report and is incorporated by reference herein. The foregoing summary of the Merger Agreement is qualified by the Merger Agreement in its entirety. Exhibit 99 is a press release issued by Paivis on February 5, 2008 regarding the parties’ execution of the Merger Agreement and attached as Exhibit 10 is the Merger Agreement.

Item 7.01    Regulation FD Disclosure.

The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in any such filing. Attached hereto as Exhibit 99.1 is a Press Release issued by Paivis on February 5, 2008 regarding the parties’ execution of the Merger Agreement.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Merger Agreement dated February 5, 2008 by and among TRUSTCASH Holdings, Inc., TCHH Acquisition Corp. and Paivis, Corp.
99.1	Press Release dated February 5, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIVIS, CORP.

Dated: February 12, 2008	By:	/s/ Edwin Kwong
Edwin Kwong
Interim President and Interim CEO